UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 28, 2015

COMMSCOPE HOLDING COMPANY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36146	27-4332098
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1100 CommScope Place, SE, Hickory, North Carolina	28602
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (828) 324-2200

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclsoure.

On January 28, 2015, CommScope Holding Company, Inc. (“CommScope”) issued a press release updating guidance for the fourth quarter of its fiscal year 2014 and providing preliminary guidance for its fiscal year 2015. A copy of the press release, which is incorporated by reference herein, is attached hereto as Exhibit 99.1.

The press release furnished herewith uses the non-GAAP financial measure of adjusted earnings per diluted share. CommScope management believes that presenting certain non-GAAP financial measures, including adjusted earnings per diluted share, provides meaningful information to investors in understanding operating results and may enhance investors’ ability to analyze financial and business trends. Non-GAAP measures, including adjusted earnings per diluted share, are not a substitute for GAAP measures and should be considered together with the GAAP financial measures. As calculated, adjusted earnings per diluted share may not be comparable to other similarly titled measures of other companies. In addition, CommScope management believes that adjusted earnings per diluted share allows investors to compare period to period more easily by excluding items that could have a disproportionately negative or positive impact on results in any particular period.

The foregoing information (including the exhibit hereto) is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number:	Description

99.1	CommScope Holding Company, Inc. press release, dated January 28, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CommScope Holding Company, Inc.

Date: January 28, 2015

	By:	/s/ Mark A. Olson
	Name:	Mark A. Olson
	Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number:	Description

99.1	CommScope Holding Company, Inc. press release, dated January 28, 2015.